Exhibit 10.13

Execution Copy

AMENDMENT NO. 6 TO THE

LOAN AND SECURITY AGREEMENT

Dated as of October 17, 2008

AMENDMENT NO. 6 TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”) by and between Residential Funding Company, LLC, a Delaware limited liability company, as borrower (“RFC”), GMAC Mortgage, LLC, a Delaware limited liability company, as borrower (“GMACM” and together with RFC, each a “Borrower” and collectively, the “Borrowers”), Residential Capital, LLC, a Delaware limited liability company, as guarantor (the “Guarantor”) and GMAC LLC, a Delaware limited liability company, as lender (the “Lender”).

PRELIMINARY STATEMENTS:

(1) The Borrowers and the Lender have entered into a Loan and Security Agreement dated as of April 18, 2008 (the “Loan and Security Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Loan and Security Agreement.

(2) The Borrowers and the Lender have entered into an Amendment No. 1 to the Loan and Security Agreement dated May 21, 2008.

(3) The Borrowers and the Lender have entered into an Amendment No. 2 to the Loan and Security Agreement dated May 22, 2008.

(4) The Borrowers and the Lender have entered into an Amendment No. 3 to the Loan and Security Agreement dated June 2, 2008.

(5) The Borrowers and the Lender have entered into an Amendment No. 4 to the Loan and Security Agreement dated July 25, 2008.

(6) The Borrowers and the Lender have entered into an Amendment No. 5 to the Loan and Security Agreement dated October 3, 2008.

(7) The Guarantor executed a guarantee (the “Guarantee”) dated as of April 18, 2008 in favor of the Lender in connection with the Loan and Security Agreement.

(8) The Borrowers have requested the Lender to amend, and the Lender has agreed to amend, the Loan and Security Agreement on the terms and conditions set forth herein, and the Guarantor has agreed to be a party to this Amendment.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Deferral of Borrowing Base Deficiency. The Lender hereby defers until 3 p.m. (EST) on October 22, 2008 (the “Deferral Date”) the requirement that the Borrowers repay $84,000,0000 of the Borrowing Base Deficiency described in that certain Notice of Borrowing Base Deficiency dated as of October 10, 2008 (the “Notice of Deficiency”) delivered by the Lender to the Borrowers, together with interest thereon. This deferral is limited to the extent described in the preceding sentence and shall in no way constitute a waiver or forbearance of the Lender’s right to demand payment of such Borrowing Base Deficiency or any other rights and remedies available to the Lender under the Loan Agreement or any other Facility Document, and the Lender hereby expressly reserves the right to demand payment of such amount on or after the Deferral Date.

SECTION 2. Amendments to the Loan and Security Agreement. The Loan and Security Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Clause (a) of the definition of “Attributed Rate” is hereby amended and restated in full to read as follows:

“(a) With respect to Eligible Servicing Rights, and for the period of effectiveness for each Borrowing Base Report, a fraction, (i) the numerator of which is equal to (A) $1,200,000,000 less (B) the Commitment Reduction Amount as of the date of such Borrowing Base Report, and (ii) the denominator of which is the Borrower’s book value of Eligible Servicing Rights as set forth in the September 2008 Borrowing Base Report (which, for the avoidance of doubt, is $1,214,132,395.00); provided however that the Attributed Rate for any Eligible Servicing Rights pledged in accordance with Section 7.01(h) shall be determined by the Lender in its sole and absolute discretion.”

(b) The definition of “Commitment Amount” is hereby amended and restated in full to read as follows:

“Commitment Amount” means at any time the excess of (x) $1,200,000,000, over (y) the Commitment Reduction Amount. The Borrowers may elect to further reduce the Commitment Amount in accordance with Section 2.10.”

(c) The new definition set forth below is added to Section 1.01 in the correct alphabetical order:

“Commitment Reduction Amount” means, at any time, an amount equal to the sum of (x) $84,000,000, plus (y) after October 22, 2008, $84,000,000, plus (z) the amount of any capital contribution made by the Lender to ResCap in the form of forgiveness of the principal amount of Loans outstanding under this Agreement on or after October 1, 2008.”

(d) The definition of “Loan Repayment Date” is hereby amended and restated in full to read as follows:

“Loan Repayment Date” means the earlier of (i) May 1, 2009, or if such day is not a Business Day, the immediately preceding Business Day, (ii) upon the Borrowers’ receipt of a commitment from a third-party lender for a replacement facility to be secured by the Collateral, the day specified by either the Borrowers or the Lender upon at least 20 Business Days’ written notice, or (iii) such earlier date as may be notified by Lender in accordance with Section 8.02(a); provided however that the Loan Repayment Date may be extended or accelerated by the mutual agreement of the Lender and Borrowers.

(e) The definition of “Adverse Servicing Event” is hereby amended and restated in full to read as follows:

“‘Adverse Servicing Event’ means (1) the failure of either Borrower to be an approved servicer under any Servicing Contract with respect to which any Eligible Servicing Rights pledged under this Agreement relate, (2) either Borrower fails to service in accordance with any Servicing Contract in any material respect, (3) either Borrower is terminated as servicer with respect to any Eligible Servicing Rights (except if the provisions of Section 7.01(m)(iii)(a)-(b) are met), or (4) receipt by either Borrower of a notice from any MBS Trustee indicating material breach, default or material non-compliance by such Borrower which the Lender reasonably determines may entitle such MBS Trustee to terminate such Borrower, which notice has not been rescinded or nullified within five (5) Business Days of its receipt by such Borrower or such lesser time as Lender believes is necessary to protect its interest and provides such Borrower with written notice thereof, as the case may be.”

(f) Section 4.04(a) is hereby amended by replacing the period at the end of subsection (iii) with “; and” and inserting subsection (iv) after subsection (iii), which subsection (iv) shall read as follows:

“(iv) if and to the extent not prohibited by a legally enforceable provision of the relevant Servicing Contract, negotiate and arrange for the transfer of any servicing rights under any Servicing Contract to another asset manager, servicer, special servicer or sub-servicer and for the payment of any sums in respect thereto to the Lender (for application to the Obligations).”

(g) Section 4.05 is hereby amended and restated in full to read as follows:

“The Lender shall have the right, in its sole discretion, to solicit, negotiate with and contract with a party or parties of the Lender’s choosing to serve as a backup servicer to either or both of the Borrowers and with respect to all or such portion of the Servicing Contracts as the Lender may choose. Each Borrower covenants and agrees that it will fully cooperate and use its best efforts to assist the Lender in exercising this right in all respects, including the provision of such information to any such backup servicer as may be required in connection with the negotiation of a backup servicing agreement or for the performance of its duties as backup servicer, the execution of a backup servicing agreement and obtaining from the relevant MBS Trustee, Investors and, if applicable, any bond insurers, a consent to such backup servicing arrangements.”

(h) Subsection 6.02(e) is hereby amended and restated to read as follows:

“(e) The Lender has a duly perfected first priority security interest in all Servicing Rights that are included in the Borrowing Base or (to the extent they remain outstanding) have at any time been included in the Borrowing Base.”

(i) Section 6.01(r) is hereby amended and restated in full to read as follows:

“(r) Investor Set Off Rights. Neither Borrower has any actual notice, including any notice received from any Investor, or any reason to believe, that, other than in the normal course of such Borrower’s business, any circumstances exist that would result in such Borrower being liable to any Investor for any amount due by reason of: (i) any breach of servicing obligations or breach of mortgage selling warranty to any Investor under the related Servicing Contract or any other similar contracts relating to such Borrower’s entire servicing portfolio with such Investor (including without limitation any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgages in an MBS pool that such Borrower is servicing for any Investor under the regular servicing option or other mortgages subject to recourse agreements, (iii) any loss or damage to any Investor by reason of any inability to transfer to a purchaser of the Servicing Rights such Borrower’s selling and servicing representations, warranties and obligations, as well as any existing MBS recourse (regular servicing option) obligations, or other recourse obligations, and (iv) any other unmet obligations to any Investor under the related Servicing Contract or any other similar contracts relating to the Borrower’s entire servicing portfolio with such Investor.”

(j) Section 7.01(h) is hereby amended and restated in full to read as follows:

“The Borrowers covenant and agree to use their best efforts to pledge, no later than November 30, 2008, additional collateral reasonably acceptable to the Lender to secure the Loans with a market value, as determined by the Lender, in an amount equal or greater to $250,000,000, it being understood that the Lender shall set the Attributed Rate for any such additional collateral in its sole and absolute discretion.”

(k) Section 7.01(m)(iii) is hereby amended and restated in full to read as follows:

“It shall diligently fulfill its duties and obligations under the Servicing Contracts and shall not be declared by any Investor to be in default; provided that it shall not be a breach of this covenant if: (a) any Investor shall terminate its rights under any Servicing Contract, or (b) any Servicing Contract expires at the end of its scheduled term if, in either case, the Borrowers repay (without duplication of payment) to the Lender an amount equal to the excess of the Outstanding Aggregate Loan Amount over the Borrowing Base within (i) three (3) Business Days after such termination if such excess is greater than $50,000,000, or (ii) within one Business Day of such termination otherwise.

(l) The following is hereby inserted after Section 7.01(m)(iii) as Section 7.01(m)(iv):

“(iv) If (1) an Event of Default has occurred which has not been declared in writing by the Lender to have been cured or waived and (2) the Lender so requests, the Borrower shall promptly (x) resign (in accordance with the terms, conditions and process, if any, set forth in the applicable Servicing Contract) in favor of the Lender’s designee and (y) take all such other actions as the Lender may reasonably request to cause or permit such designee to acquire such Servicing Rights, except to the extent, if any, that the action requested would be or result in a material violation of the terms and conditions of such Servicing Contract.”

(m) The following is hereby inserted after Section 8.02(c) as Section 8.02(d):

“(d) Assumption of Servicing Duties. If any Event of Default has occurred and is continuing, in addition to all other rights and remedies under this Agreement or otherwise, the Lender may, subject to any restrictions imposed by the relevant Servicing Contract (to the extent such restrictions are valid and enforceable under the applicable Uniform Commercial Code and other relevant Law), including any such requirements with respect to assignment of the related Borrower’s servicing duties or rights thereunder, act, or contract with one or more third Persons to act, as successor asset manager, servicer, special servicer or sub-servicer of each item of Collateral requiring asset management or servicing and perform all obligations required in connection with such Servicing Contracts. The Borrowers shall use their best efforts to effect any such assignment requested by the Lender, including without limitation soliciting consent to such assignment and providing such records, data, access to systems and other assistance as may be necessary or advisable, in the judgment of the Lender, to facilitate the assumption of servicing obligations by any such Person designated by the Lender.”

(n) Section 8.03(a) is hereby amended and restated in full to read as follows:

“(a) Collection Accounts. On or before the Closing Date, the Borrowers and the Lender shall establish at LaSalle Bank National Association (the “Collection Account Bank”) in the name of the Lender a non-interest bearing segregated special purpose trust account (such account being herein called the “Collection Accounts” and being identified as: (i) for RFC: Account No. 725378.1 with Account Name “LaSalle Trust –RFC/GMAC Servicing Rights Collection Acct,” and (ii) for GMAC Mortgage: Account No. 725377.1 with Account Name “LaSalle Trust –GMACM/GMAC Servicing Rights Collection Acct”). The Borrowers hereby agree immediately upon the request of the Lender to deposit all Collections received by or on behalf of the Borrowers into the applicable Collection Account within two (2) Business Days of receipt thereof. The Borrowers and the Lender hereby agree that only the Lender may make withdrawals from the Collection Accounts; provided that until the Lender shall have, following the occurrence of a Default, given notice to the contrary to the Collection Account Bank, the Lender authorizes the Borrowers to withdraw funds from the Collection Accounts. Upon notice from the Lender that an Event of Default has occurred and is continuing, all Collections in respect of the Collateral shall be deposited directly into the Collection Accounts within one (1) Business Day of receipt thereof, and any funds received by either Borrower in respect of any Collections in respect of the Collateral which for any reason have not yet been deposited into the Collection Accounts shall be deemed to be held by such Borrower as the case may be, in trust for the Lender and shall not be used by either Borrower for any purposes whatsoever.”

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Lender shall have received:

(a) A copy of this Amendment, duly executed by the parties hereto; and

(b) A certificate signed by a Responsible Officer of each Borrower and the Guarantor stating that:

(i)	The representations and warranties contained Section 3 hereof and in the Guarantee (in the case of the Guarantor) or Section 6.01 of the Loan and Security Agreement (as amended hereby) (in the case of the Borrowers) are correct on and as of the date of such certificate as though made on and as of such date; and

(ii)	No event has occurred and is continuing that constitutes a Default;

(c) A copy of the Consent Agreement, dated as of the date hereof, among the Borrowers, certain affiliates of the Borrowers and the Lender, duly executed by the parties thereto.

(d) The Borrowers shall have paid the principal amount of $84,000,000, and accrued and unpaid interest thereon, to remedy the Borrowing Base Deficiency shown in the September, 2008 Borrowing Base Report no later than 6 p.m. (EST) on October 17, 2008; and no other Borrowing Base Deficiency (other than that which was deferred to October 22, 2008 as described above) shall exist.

(e) A copy of the Amended and Restated Note, dated as of October 17, 2008, duly executed by both of the Borrowers.

SECTION 4. Representations and Warranties of the Borrowers and the Guarantor. The Borrowers and the Guarantor each represents and warrants as follows:

(a) It is a limited liability company duly organized or formed, validly existing and in good standing under the laws of Delaware.

(b) The execution, delivery and performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, or the Guarantee and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its organizational documents, or any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or interest to which it is a party or by which it is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or violate any Requirements of Law applicable to it of any Governmental Authority having jurisdiction over it or any of its properties if such violation, individually, or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with execution, delivery or performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee.

(d) This Amendment has been duly executed and delivered by it. This Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee constitute, its legal, valid and binding obligations enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) There are no proceedings or investigations pending, or to the best of its knowledge threatened in writing, against it before any court, regulatory body,

administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Facility Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan and Security Agreement, and each reference in the Note, the Guarantee and the other Facility Documents to “the Loan and Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan and Security Agreement, shall mean and be a reference to the Loan and Security Agreement, as amended by this Amendment and all prior amendments referenced in this Amendment.

(b) The Loan and Security Agreement, the Guarantee, the Note and the other Facility Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

SECTION 6. Notice. Each party hereto hereby acknowledges timely notice of the execution of this Amendment and of the transactions and amendments contemplated hereby. Each party hereto hereby waives any notice requirement contained in the Loan and Security Agreement, the Guarantee or the other Facility Documents with respect to the execution of this Amendment.

SECTION 7. Reservation of Rights. The Borrowers and the Guarantor each hereby acknowledge and agree that neither this Amendment nor the making of any Loan by the Lender and the Lender’s consent thereto either before or after the date hereof shall constitute (w) an approval of the accuracy of all or any portion of any Borrower Funding Request, (x) a waiver or forbearance by the Lender or any of the Facility Documents, except as expressly set forth herein, (y) the acceptance by the Lender of any course of conduct by either Borrower, the Guarantor or any other Person or (z) an agreement by the Lender to amend any of the Facility Documents without all required approvals. The Borrowers each hereby further acknowledge and agree that the Lender reserves all rights, remedies and options under the Facility Documents to require either Borrower to satisfy in all respects the conditions relating to the making of any Loan under the Loan and Security Agreement and each Borrower and the Guarantor to perform all of its obligations under the Facility Documents which are then due and owing or are susceptible of performance, as the case may be.

SECTION 8. Confirmation of the Facility Documents. The Borrowers and the Guarantor each hereby acknowledge and agree that the Loan and Security Agreement (as herein amended) the Guarantee and each other Facility Document are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Without limiting the foregoing, each Borrower ratifies and reaffirms its grant of a security interest in all the Collateral pledged by it, and agrees that such security interest is a first priority perfected security interest securing all Obligations and the Borrowers and the Guarantor each ratifies and reaffirms all of its other obligations under the Facility Documents executed and delivered by it. As of the date hereof, each reference in the Loan and Security Agreement to “this Agreement” shall mean the Loan and Security Agreement as amended by this Amendment, and as hereinafter amended or restated.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK OBLIGATION LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GMAC LLC
a Delaware limited liability company

By:	/s/ David Walker
Name:	David Walker
Title:	Group VP and Treasurer

RESIDENTIAL CAPITAL, LLC a Delaware limited liability company as Guarantor

By	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

RESIDENTIAL FUNDING COMPANY, LLC a Delaware limited liability company

By	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

GMAC MORTGAGE, LLC a Delaware limited liability company

By	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

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